UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2003

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-26820 (Commission File Number)	93-0962605 (I.R.S. Employer Identification No.)

411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(206) 701-2000
Registrant’s facsimile number, including area code:	(206) 701-2500

None
(Former name or former address, if changed since last report)

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Item 5. Other Events and Regulation FD Disclosure.

     James E. Rottsolk, Chairman and Chief Executive Officer of Cray, has entered into a Rule 10b5-1 plan covering the sale of up to 135,000 shares of common stock from August 2003 through April 2004. The proceeds of the sales will be used to diversify his investments and to exercise Company stock options.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRAY INC.

	By:	/s/ Kenneth W. Johnson

Kenneth W. Johnson Vice President – Legal Affairs
August 18, 2003